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                                                                   Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use of our report on the consolidated financial statements of Citizens Bancorporation, Inc. as of and for the years ended December 31, 1997 and 1996 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement filed for the planned merger with Gold Banc Corporation, Inc.


/s/ KPMG Peat Marwick LLP


Kansas City, Missouri
October 7, 1998